UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2010

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805) 745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2010, the Board of Directors of CKE Restaurants, Inc. (the "Company"), following the recommendation of the Compensation Committee of the Board of Directors, approved amendments to the Employment Agreements (each an "Amendment" and collectively, the "Amendments") of the Company’s following named executive officers, subject to the approval of such officers: (1) Andrew F. Puzder, Chief Executive Officer, (2) E. Michael Murphy, President, Chief Administrative Officer, Chief Legal Officer and Secretary, (3) Theodore Abajian, Executive Vice President and Chief Financial Officer, (4) Bradford R. Haley, Executive Vice President, Marketing, and (5) Noah J. Griggs, Jr., Executive Vice President, Training. The Amendments were prepared in close consultation with the Compensation Committee and its independent compensation consultant, and were approved following extensive analysis and discussion. The Amendments were executed and delivered by the Company and each of the named executive officers on January 28, 2010.

The Amendments entered into with each of Messrs. Puzder, Murphy and Abajian are primarily the result of the recent financial market collapse and economic recession. In this regard, the Compensation Committee and the Board both believed that the retentive and incentive qualities of the current performance criteria are no longer effective. Accordingly, among other things, the Amendments for each of these officers establish new performance criteria that, in the opinion of the Compensation Committee, better aligns the incentive compensation earned by the officers with the Company’s financial and market performance. The new performance criteria directly compares the Company’s financial and market performance to that of its competitors, and utilizes incentive awards that provide more meaningful retention qualities. The modifications to the performance criteria are prospective only and the first period of performance thereunder will be fiscal year 2011. All outstanding performance shares remained subject to the current vesting criteria through the last day of fiscal year 2010, which was January 25, 2010. These and other changes are summarized below.

The following are brief summaries of the Amendments for each of Messrs. Puzder, Murphy, Abajian, Haley and Griggs. The following summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments, each of which will be filed as exhibits to the Company’s next periodic report.

Andrew F. Puzder

The Amendment to Mr. Puzder’s employment agreement:
• Extends the application of Mr. Puzder’s annual cash bonus performance award for an additional year, to fiscal year 2011.
• Reallocates a portion of the restricted stock awards granted to Mr. Puzder in fiscal year 2010, and a portion of the restricted stock awards to be granted to Mr. Puzder in fiscal year 2011, from performance-based to time-based restricted stock awards based upon a prescribed formula.
• Establishes new vesting criteria for the performance-based restricted stock awards that were granted to Mr. Puzder in fiscal years 2009 and 2010 (to the extent they do not vest based upon performance through fiscal year 2010 under the current performance criteria), and that will be granted to Mr. Puzder in fiscal year 2011. The new vesting criteria requires the Company to assess, over one-year and three-year performance periods, its "Operating Margin" and "Total Return" (as defined in the Amendments) compared to the performance of 15 of the Company’s peer group companies. The performance periods are fiscal years 2011, 2012 and 2013.
• Restricts Mr. Puzder’s ability to sell restricted shares granted and to be granted in fiscal years 2010 and 2011 until January 30, 2014.

E. Michael Murphy

The Amendment to Mr. Murphy’s employment agreement:
• Extends the application of Mr. Murphy’s annual cash bonus performance award for an additional year, to fiscal year 2011.
• Reallocates a portion of the restricted stock awards granted to Mr. Murphy in fiscal year 2010, and a portion of the restricted stock awards to be granted to Mr. Murphy in fiscal year 2011, from performance-based to time-based restricted stock awards based upon a prescribed formula.
• Establishes new vesting criteria for the performance-based restricted stock awards that were granted to Mr. Murphy in fiscal years 2009 and 2010 (to the extent they do not vest based upon performance through fiscal year 2010 under the current performance criteria), and that will be granted to Mr. Murphy in fiscal year 2011. The new vesting criteria requires the Company to assess, over one-year and three-year performance periods, its "Operating Margin" and "Total Return" (as defined in the Amendments) compared to the performance of 15 of the Company’s peer group companies. The performance periods are fiscal years 2011, 2012 and 2013.
• Restricts Mr. Murphy’s ability to sell restricted shares granted and to be granted in fiscal years 2010 and 2011 until January 30, 2014.

Theodore Abajian

The Amendment to Mr. Abajian’s employment agreement:
• Extends the application of Mr. Abajian’s annual cash bonus performance award for an additional year, to fiscal year 2011.
• Reallocates a portion of the restricted stock awards granted to Mr. Abajian in fiscal year 2010, and a portion of the restricted stock awards to be granted to Mr. Abajian in fiscal year 2011, from performance-based to time-based restricted stock awards based upon a prescribed formula.
• Establishes new vesting criteria for the performance-based restricted stock awards that were granted to Mr. Abajian in fiscal years 2009 and 2010 (to the extent they do not vest based upon performance through fiscal year 2010 under the current performance criteria), and that will be granted to Mr. Abajian in fiscal year 2011. The new vesting criteria requires the Company to assess, over one-year and three-year performance periods, its "Operating Margin" and "Total Return" (as defined in the Amendments) compared to the performance of 15 of the Company’s peer group companies. The performance periods are fiscal years 2011, 2012 and 2013.
• Restricts Mr. Abajian’s ability to sell restricted shares granted and to be granted in fiscal years 2010 and 2011 until January 30, 2014.

Bradford R. Haley

The Amendment to Mr. Haley’s employment agreement extends the application of Mr. Haley’s annual cash bonus award to fiscal year 2011.

Noah J. Griggs, Jr.

The Amendment to Mr. Griggs’ employment agreement extends the application of Mr. Griggs’ annual cash bonus award to fiscal year 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

February 3, 2010	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer